Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-189394) of Pacific Coast Oil Trust of our report dated March 17, 2014 relating to the financial statements, which appears in this Form 10-K/A Amendment No. 1.

/s/PricewaterhouseCoopers LLP

Los Angeles, California

May 12, 2014